UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported) - June 1, 1995


                            AEQUITRON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                 0-11571                     41-1359703
(State or other Jurisdiction    (Commission File              (IRS Employer
      of incorporation)              Number)               Identification No.)




                        14800 Twenty Eighth Avenue North
                             Minneapolis, MN 55447
             (Address of principal executive offices and zip code)



                                 (612) 557-9200
              (Registrant's telephone number, including area code)



                            AEQUITRON MEDICAL, INC.
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On June 1, 1995, Aequitron Medical, Inc. (the "Company") acquired the sleep diagnostic business from CNS, Inc. pursuant to an Asset Purchase Agreement dated May 8, 1995. The assets acquired include all rights to CNS, Inc.'s sleep diagnostic products, all applicable patents and a product currently under development. The acquisition involved the combination of a payment of cash and short-term debt, totalling $5,595,610. A portion of the purchase price ($595,610) was calculating upon closing as an amount equal to 85% of certain net receivables of the purchased business. To finance the acquisition, the Company obtained a $2,500,000 term loan from Norwest Bank Minnesota, N.A., used $2,500,000 in cash and presented CNS, Inc. with a promissory note in the amount of $595,610.

         As part of the acquisition, CNS Chairman and Chief Executive Officer, Daniel E. Cohen, M.D. entered into a Non-competition Agreement with the Company. Pursuant to such agreement, Dr. Cohen has agreed not to compete with the Company's newly acquired sleep diagnostic product business, directly or indirectly, generally for a period of seven years, or such lesser time if the Company discontinues the manufacture and sale of sleep disorder diagnostic equipment.


Item 5.  Other Events.

         Simultaneously with the signing of the Asset Purchase Agreement, the Company entered into a Non-exclusive Distributorship Agreement dated May 8, 1995. Pursuant to such Agreement, the Company has the right to market and distribute CNS, Inc.'s Breathe Right nasal strips to professional health care markets, including hospitals, sleep labs, physician groups and homecare providers. The agreement will continue for a term of one year, with automatic renewals for one-year periods unless one party provides notice of nonrenewal.


Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.

                  It would be impracticable for the Registrant to provide the financial statements of the CNS, Inc. sleep diagnostic business for the periods specified in Rule 3- 05(b) of Regulation S-X at the time of filing of this Form 8-K. The Registrant will file the required financial statements as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

         (b)      Pro forma financial information.

               It would be impracticable for the Registrant to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing this Form 8-K. The Registrant will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.


         (c)      Exhibits.

          2.1 Asset Purchase Agreement dated May 8, 1995 by and among Aequitron Medical, Inc. and CNS, Inc. Upon the request of the Commission, the Company agrees to furnish a copy of the exhibits and schedules to the Asset Purchase Agreement.

          2.2 Non-Competition Agreement dated May 8, 1995 by and between Dan Cohen and Aequitron Medical, Inc.

          2.3 Term Loan and Credit Agreement dated June 1, 1995 by and between Norwest Bank Minnesota, N. A. and Aequitron Medical, Inc.

          2.4 Term Note from Aequitron Medical, Inc. to Norwest Bank Minnesota, N.A. dated June 1, 1995 in the amount of $2,500,000.

          2.5 Security Agreement dated June 1, 1995 for Norwest Bank Minnesota, N.A. by Aequitron Medical, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


DATED:  June 15, 1995                   AEQUITRON MEDICAL, INC.



                                        By: /s/ James B. Hickey, Jr.
                                        James B. Hickey, Jr.
                                        President and Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           EXHIBIT INDEX TO FORM 8-K



Date of Report:                                            Commission File No.:
June 1, 1995                                                           0-11571



                            AEQUITRON MEDICAL, INC.


Exhibit

2.1 Asset Purchase Agreement dated May 8, 1995 by and among Aequitron Medical, Inc. and CNS, Inc. Upon the request of the Commission, the Company agrees to furnish a copy of the exhibits and schedules to the Asset Purchase Agreement.

2.2 Non-Competition Agreement dated May 8, 1995 by and between Dan Cohen and Aequitron Medical, Inc.

2.3 Term Loan and Credit Agreement dated June 1, 1995 by and between Norwest Bank Minnesota, N. A. and Aequitron Medical, Inc.

2.4 Term Note from Aequitron Medical, Inc. to Norwest Bank Minnesota, N.A. dated June 1, 1995 in the amount of $2,500,000

2.5 Security Agreement dated June 1, 1995 for Norwest Bank Minnesota, N.A. by Aequitron Medical, Inc.